UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 1, 2015

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2015, the Board of Directors of the Company approved and adopted an amendment to the Company's By-Laws.  The amendment to the By-Laws is effective immediately upon approval by the Board of Directors. The amendment added a new Article VIII to the By-laws, which provides that, unless the Company consents to an alternative forum, a state or federal court within the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company's stockholders; (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware; or (iv) any action asserting a claim governed by the internal affairs doctrine. The Board believes that the exclusive forum provision provided by the amendment is in the best interests of the Company because it will focus any future litigation covered by the provision in one jurisdiction, avoiding the risk, uncertainty and expense from concurrent multi-jurisdictional litigation. The provision does not preclude any type of legal actions against the Company or its directors, officers or other employees or limit or adversely impact any property right vested in the Company's stockholders; rather, it directs certain legal actions to a single jurisdiction, with the goal of securing a more efficient and effective resolution of those legal actions. The foregoing description of the amendment to the By-Laws is qualified in its entirety by reference to the full text of the Company's Amended and Restated By-Laws, which are attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On May 1, 2015, Magnetek, Inc. (“Magnetek” or the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) in Menomonee Falls, Wisconsin. At the Annual Meeting, the Company's stockholders elected six individuals to the Board of Directors and approved proposals 2 and 3. As to the matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

PROPOSAL 1. Election of Directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
David A. Bloss, Sr.	2,546,163	32,697	521,867
D. Kyle Cerminara	2,531,262	47,598	521,867
Alan B. Levine	2,546,163	32,697	521,867
Peter M. McCormick	2,545,765	33,095	521,867
Mitchell I. Quain	2,318,339	260,521	521,867
David P. Reiland	2,451,991	126,869	521,867

PROPOSAL 2. The Company's stockholders ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2015 ending January 3, 2016.

Votes For	Votes Against	Abstentions
3,095,396	3,940	1,391

PROPOSAL 3. Approval on an advisory vote basis the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,557,573	14,353	6,934	521,867

ITEM 9.01 - Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
3.2	Magnetek, Inc. Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 5, 2015

MAGNETEK, INC.

/s/ Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer